UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2008
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 297-0200
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: EXECUTIVE STOCK PLAN
EX-10.2: STATEMENT OF TERMS AND CONDITIONS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (e) On December 9, 2008, the Board approved amendments to the Executive Stock Option Plan (aka Age-Vested Career Stock Option Plan), as amended and restated as of September 4, 2007, to provide for accelerated vesting of stock options in the event of a change in control of the Company upon the terms and conditions set forth therein.
     A copy of the Executive Stock Option Plan, as so amended, is filed herewith as Exhibit 10.1 to this current report and is incorporated herein by reference.
     On December 9, 2008, the Board approved amendments to the Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees pursuant to the 2006 Equity Incentive Plan (the “Statement of Terms”) to provide that in the event of a change in control of the Company in which the acquiror assumes the obligations relating to unvested equity awards granted under such Plan and subsequently terminates an employee without cause who holds any such unvested awards within the 12-month period following such change in control, the unvested equity awards would immediately vest upon such termination of employment and become payable.
     A copy of the Statement of Terms, as so amended, is filed herewith as Exhibit 10.2 to this current report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.
10.1	Executive Stock Option Plan, as amended December 9, 2008.

10.2	Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees pursuant to the 2006 Equity Incentive Plan, as amended December 9, 2008.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: December 15, 2008	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX
10.1	Executive Stock Option Plan, as amended December 9, 2008.

10.2	Statement of Terms and Conditions Applicable to Options, Restricted Stock, Restricted Stock Units and Performance Shares Granted to Employees pursuant to the 2006 Equity Incentive Plan, as amended December 9, 2008.